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                                                                      Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of the Dairy Mart Convenience Stores, Inc. 401(k) Savings and Profit Sharing Plan dated June 8, 2001, included in this Form 11-K into the Company's previously filed Registration Statement (Form S-8) pertaining to the Dairy Mart Convenience Stores, Inc. 401(k) Savings and Profit Sharing Plan (#333-56377).




/s/ Arthur Andersen LLP

Cleveland, Ohio
  June 29, 2001